(Exhibit) (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement No. 333- 220294, as amended, on Form N-2 of our report dated November 17, 2017 relating to the financial statements of BlackRock Multi-Sector Opportunities Trust (the “Trust”), appearing in the Statement of Additional Information, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 17, 2017